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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): October 21, 2003
                                                         ----------------


                          The Williams Companies, Inc.
                          ----------------------------
             (Exact name of registrant as specified in its charter)


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

    Delaware                      1-4174                      73-0569878
    --------                  ---------------             -------------------
  (State or other              (Commission                   (I.R.S. Employer
  jurisdiction of              File Number)                 Identification No.)
  incorporation)

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
            One Williams Center, Tulsa, Oklahoma                  74172
            ------------------------------------                  ------
          (Address of principal executive offices)              (Zip Code)
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        Registrant's telephone number, including area code: 918/573-2000
                                                            ------------



                                 Not Applicable
          (Former name or former address, if changed since last report)


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Item 5. Other Events.

      On October 21, 2003, The Williams Companies, Inc. ("Williams") announced that the early tender date for its cash tender offer for any and all of the $1.4 billion outstanding principal amount of its 9.25 percent Notes due March 15, 2004, occurred on October 20, and that it had accepted for purchase approximately $720 million aggregate principal amount of the notes, representing approximately 51 percent of the principal amount outstanding of the notes.

      Holders that tendered notes on or prior to October 20 will receive the total consideration of $1,025.50 per $1,000 principal amount, which includes an early tender payment of $30 per $1,000 of principal amount of notes tendered. The total consideration to be paid for the notes tendered and accepted as of the early tender date is approximately $739 million.

      On October 21, 2003 Williams also announced that the consent date in connection with its consent solicitations and related cash tender offers for approximately $241 million of its outstanding notes, including $27 million of
9.875 percent debentures due 2020, originally issued by Transco Energy Company; $106 million of various tranches of Series B Medium Term Notes due 2003-2022, originally issued by MAPCO, Inc.; and $108 million in three series of debentures, due 2012-2021, issued by Williams under a 1990 indenture, occurred on October 20.

      As of October 20, Williams had received tenders of notes and deliveries of related consents from holders of approximately $24 million aggregate principal amount of the Transco notes, approximately $103 million aggregate principal amount of the MAPCO notes, and approximately $100 million aggregate principal amount of the Williams notes.

      The supplemental indentures relating to each of the series of notes have been executed by Williams and the respective trustees, but will not become operative until after the notes are accepted for purchase and payment pursuant to the tender offer.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

a)      None
b)      None
c)      Exhibits


               Exhibit 99.1   Copy of Williams' press release dated October
                              21, 2003, publicly reporting the matters discussed herein, furnished pursuant to Item 9.

               Exhibit 99.2   Copy of Williams' press release dated October
                              21, 2003, publicly reporting the matters discussed herein, furnished pursuant to Item 9.

               Exhibit 99.3 Sixth Supplemental Indenture dated as of October 20, 2003, with respect to the Indenture dated as of May 1, 1990 between The Williams Companies, Inc. (as successor to Transco Energy Company) and The Bank of New York.

               Exhibit 99.4 Third Supplemental Indenture dated as of October 20, 2003, between The






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                              Williams Companies, Inc. (successor to MAPCO,
                              Inc.) and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company) supplementing the Indenture dated as of March 31, 1990, the First Supplemental Indenture dated as of March 31, 1998 and the Second Supplemental Indenture dated as of July 31, 1999.

               Exhibit 99.5   Supplemental Indenture dated as of October
                              20, 2003, with respect to the Senior Indenture dated as of July 19, 1990, between The Williams Companies, Inc. and JPMorgan Chase Bank (formerly known as Chemical Bank).

Item 9. Regulation FD Disclosure.


      On October 21, 2003, Williams issued two press releases publicly reporting the matters discussed herein. Copies of the press releases are furnished as
Exhibit 99.1 and Exhibit 99.2 to this report.

      Pursuant to the requirements of the Securities Exchange Act of 1934, Williams has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    THE WILLIAMS COMPANIES, INC.


Date: October 22, 2003                    /s/ Brian K. Shore
                                    ----------------------------------
                                    Name: Brian K. Shore
                                    Title: Secretary


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                                INDEX TO EXHIBITS
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
EXHIBIT
NUMBER      DESCRIPTION
------      -----------

99.1 Copy of Williams' press release dated October 21, 2003, publicly reporting the matters discussed herein.

99.2 Copy of Williams' press release dated October 21, 2003, publicly reporting the matters discussed herein.

99.3 Sixth Supplemental Indenture dated as of October 20, 2003, with respect to the Indenture dated as of May 1, 1990 between The Williams Companies, Inc. and The Bank of New York.

99.4 Third Supplemental Indenture dated as of October 20, 2003, between The Williams Companies, Inc. (successor to MAPCO, Inc.) and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company) supplementing the Indenture dated as of March 31, 1990, the First Supplemental Indenture dated as of March 31, 1998 and the Second Supplemental Indenture dated as of July 31, 1999.

99.5 Supplemental Indenture dated as of October 20, 2003, with respect to the Senior Indenture dated as of July 19, 1990, between The Williams Companies, Inc. and JPMorgan Chase Bank (formerly known as Chemical
          Bank).
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